Exhibit 99-3
                                   UACSC 96-C
                          UNION ACCEPTANCE CORPORATION
                                   (Servicer)
                             MONTH ENDING 12/31/96

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
PRINCIPAL BALANCE RECONCILIATION                                              D O L L A R S                               NUMBERS
                                                    CLASS A-1          CLASS A-2        CLASS A-3       TOTAL CLASS A's
                                                  --------------      -------------    -------------     --------------    ------
Original Principal Balance                        188,000,000.00      97,000,000.00    25,999,057.10     310,999,057.10    24,044
Beginning Period Principal Balance                153,129,053.48      97,000,000.00    25,999,057.10     276,128,110.58    22,075
Principal Collections -
     Scheduled Payments                             3,762,967.46               0.00             0.00       3,762,967.46
Principal Collections - Payoffs                     3,433,657.08               0.00             0.00       3,433,657.08       372
Principal Withdrawal from Payahead                     11,145.75               0.00             0.00          11,145.75
Gross Principal Charge Offs                           614,832.62               0.00             0.00         614,832.62        47
Repurchases                                            56,069.00               0.00             0.00          56,069.00         9
Ending Balance                                    145,250,381.57      97,000,000.00    25,999,057.10     268,249,438.67    21,647
                                                  ===============     ==============   =============     ==============    ======
Certificate Factor                                     0.7726084          1.0000000        1.0000000          0.8625410
Pass Through Rate                                          6.190%             6.510%           6.630%             6.327%

CASH FLOW RECONCILIATION

Principal Wired                                                                                            7,257,162.72
Interest Wired                                                                                             2,823,869.17
Withdrawal from Payahead Account                                                                              18,790.86
Repurchases (Principal and Interest)                                                                          56,836.05
Charge Off Recoveries                                                                                        142,325.81
Interest Advances                                                                                             64,336.91
Certificate Account Interest Earned                                                                           31,988.95
Spread Account Withdrawal                                                                                          0.00
Class A Surety Bond Draw for
     Class I Interest                                                                                              0.00
Class A Surety Bond Draw for
     Class A Principal or Interest                                                                                 0.00
Total Cash Flow                                                                                           10,395,310.47
                                                                                                          =============

TRUSTEE DISTRIBUTION  (1/08/97)

Total Cash Flow                                                                                           10,395,310.47
Unrecovered Advances on
     Defaulted Receivables                                                                                    18,585.68
Servicing Fee (Due and Unpaid)                                                                                     0.00
Interest to Class A-1 Certificateholders                                                                     789,890.70
Interest to Class A-2 Certificateholders                                                                     526,225.00
Interest to Class A-3 Certificateholders                                                                     143,644.79
Interest to Class I Certificateholders                                                                       504,579.21
Principal to Class A-1 Certificateholders                                                                  7,878,671.91
Principal to Class A-2 Certificateholders                                                                          0.00
Principal to Class A-3 Certificateholders                                                                          0.00
Surety Bond Premium                                                                                           34,648.89
Interest Advance Recoveries from Payments                                                                     35,220.85
Unreimbursed draws on Class A's Surety
     Bond for Class I Interest                                                                                     0.00
Unreimbursed draws on Class A's Surety Bond
     for Class A Principal or  Interest                                                                            0.00
Deposit to Payahead                                                                                           76,308.51
Certificate Account Interest to Servicer                                                                      31,988.95
Payahead Account Interest to Servicer                                                                            712.97
Excess                                                                                                       354,833.01

Net Cash                                                                                                           0.00
                                                                                                          =============

Monthly Servicing Fee and the Spread Amount                                                                1,598,090.47
                                                                                                          =============
Servicing Fee Retained from Interest Collections                                                             230,106.76
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
SPREAD ACCOUNT  RECONCILIATION
Original Balance                                                                                                   0.00
Beginning Balance                                                                                          2,282,281.17
Trustee Distribution of Excess                                                                               354,833.01
Interest Earned                                                                                                8,965.72
Spread Account Draws                                                                                               0.00
Reimbursement for Prior Spread Account Draws                                                                       0.00
Distribution of Funds to Servicer                                                                                  0.00
Ending Balance                                                                                             2,646,079.90
                                                                                                          =============

Required Balance                                                                                           3,887,488.21

FIRST LOSS PROTECTION  AMOUNT  RECONCILIATION
Original Balance                                                                                          15,549,952.85
Beginning Balance                                                                                         11,524,124.36
Reduction Due to Spread Account                                                                             (363,798.73)
Reduction Due to Principal Reduction                                                                        (393,933.60)
Ending Balance                                                                                            10,766,392.03
                                                                                                          =============

First Loss Protection Required Amount                                                                     10,766,392.03
First Loss Protection Fee %                                                                                        2.00%
First Loss Protection Fee                                                                                     18,542.12

SURETY BOND  RECONCILIATION
Original Balance                                                                                         310,999,057.10
Beginning Balance                                                                                        275,431,117.57
Draws                                                                                                              0.00
Reimbursement of Prior Draws                                                                                       0.00
Ending Balance                                                                                           275,431,117.57
                                                                                                         ==============
Adjusted Ending Balance Based
     Upon Required Balance                                                                               267,127,935.43
Required Balance                                                                                         267,127,935.43

PAYAHEAD RECONCILIATION

Beginning Balance                                                                                            172,052.57
Deposit                                                                                                       76,308.51
Payahead Interest                                                                                                712.97
Withdrawal                                                                                                    18,790.86
Ending Balance                                                                                               230,283.19
                                                                                                         ==============
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